Exhibit 10.4
AMENDED AND RESTATED GUARANTY AGREEMENT
     This Amended and Restated Guaranty Agreement (this “Agreement”), dated as of May 23, 2008, among each of the Subsidiaries listed on Schedule I hereto (each such subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) of AARON RENTS, INC., a Georgia corporation (the “Sponsor”), the various Participants (as defined in the Loan Facility Agreement referenced below) and SUNTRUST BANK, a Georgia banking corporation as servicer (the “Servicer”).
     Reference is made to the Amended and Restated Loan Facility Agreement and Guaranty, dated as of May 23, 2008 (as amended, supplemented or otherwise modified from time to time, the “Loan Facility Agreement”), among the Sponsor, the lending institutions listed on the signature pages thereto (the “Participants”) and SunTrust Bank, as Servicer (the “Servicer”) (the Servicer and the Participants shall be referred to collectively as the “Guaranteed Parties”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Facility Agreement.
     The Participants have agreed to provide lines of credit to Franchisees of the Sponsor pursuant to, and upon the terms and subject to the conditions specified in, the Loan Facility Agreement. Each of the Guarantors is a direct or indirect wholly-owned Subsidiary of the Sponsor and acknowledges that it will derive substantial benefit from the Loan Facility Agreement. The obligations of the Participants to make Loans are conditioned on, among other things, the execution and delivery by the Guarantors of an Amended and Restated Guaranty Agreement in the form hereof. As consideration therefor and in order to induce the Participants to make Loans, the Guarantors are willing to execute this Agreement.
     Accordingly, the parties hereto agree as follows:
     SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of all obligations owing by the Sponsor to the Guaranteed Parties, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), under the Loan Facility Agreement and the other Operative Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Sponsor under or pursuant to the Loan Facility Agreement and the other Operative Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the “Obligations”). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.
     SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Sponsor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against the Sponsor or any other Guarantor under the provisions of the Loan Facility Agreement, any other Operative Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Operative Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of any Guaranteed Parties.
     SECTION 3. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Guaranteed Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Guaranteed Party in favor of the Sponsor or any other person.
     SECTION 4. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Guaranteed Party to assert any claim or demand or to enforce any remedy under the Loan Facility Agreement, any other Operative Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).
     SECTION 5. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Sponsor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Sponsor, other than the final and indefeasible payment in full in cash of the Obligations. The Guaranteed Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Sponsor or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Sponsor or any other Guarantor or guarantor, as the case may be, or any security.

     SECTION 6. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that any Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Credit Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Servicer for the benefit of the Participants in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Servicer, all rights of such Guarantor against the Sponsor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Sponsor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Sponsor, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Servicer to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Operative Documents.
     SECTION 7. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Sponsor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.
     SECTION 8. Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of the Sponsor) contained in the Loan Facility Agreement are true and correct.
     SECTION 9. Termination. The guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full in cash and the Participants have no further commitment to lend under the Loan Facility Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Participant or any Guarantor upon the bankruptcy or reorganization of any Credit Party or otherwise. In connection with the foregoing, the Servicer shall execute and deliver to such Guarantor or Guarantor’s designee, at such Guarantor’s expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.
     SECTION 10. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Servicer, and a counterpart hereof shall have been executed on behalf of the Servicer, and thereafter shall be binding upon such Guarantor and the Servicer and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Guaranteed Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Loan Facility Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.
     SECTION 11. Waivers; Amendment. (a) No failure or delay of the Servicer if any in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and of the Servicer hereunder and of the Participants under the other Operative Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Servicer, with the prior written consent of the Required Participants (except as otherwise provided in the Loan Facility Agreement).
     SECTION 12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).
     SECTION 13. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 15.1 of the Loan Facility Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto.
     SECTION 14. Survival of Agreement; Severability. (a) All covenants, agreements representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the other Operative Documents shall be considered to have been relied upon by the Guaranteed

Parties and shall survive the making by the Participants of the Loans regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Operative Document is outstanding and unpaid and as long as the Commitments have not been terminated.
     (b) In the event one or more of the provisions contained in this Agreement or in any other Operative Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 16. Rules of Interpretation. The rules of interpretation specified in Section 1.3 of the Loan Facility Agreement shall be applicable to this Agreement.
     SECTION 17. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Georgia State court or Federal court of the United States of America sitting in Fulton County, Georgia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Operative Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Guaranteed Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Operative Documents against any Guarantor or its properties in the courts of any jurisdiction.
     (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Operative Documents in any Georgia State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 18. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.
     SECTION 19. Additional Guarantors. Pursuant to Section 6.10 of the Loan Facility Agreement, each Domestic Subsidiary that was not in existence on the date of the Loan Facility Agreement is required to enter into this Agreement as a Guarantor upon becoming a Domestic Subsidiary. Upon execution and delivery after the date hereof by the Servicer and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.
     SECTION 20. Right of Setoff. If a Credit Event shall have occurred and be continuing, each Participant is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Participant to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Operative Documents held by such Participant, irrespective of whether or not such Person shall have made any demand under this Agreement or any other Operative Document and although such obligations may be unmatured. The rights of each Participant under this Section 20 are in addition to other rights and remedies (including other rights of setoff) which such Participant may have.
     SECTION 21. Indemnity, Contribution, and Subrogation.
     (a) In addition to all such rights of indemnity and subrogation as each Guarantor may have under applicable law, the Servicer agrees that (i) in the event a payment shall be made on behalf of the Sponsor by any Guarantor hereunder, the Sponsor shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment, and (ii) in the event any assets of any Guarantor shall be sold to satisfy a claim of any Guaranteed Party hereunder, the Sponsor shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
     (b) Each Guarantor (a “Contributing Guarantor”) agrees that, in the event a payment shall be made by any other Guarantor hereunder, or assets of any other Guarantor shall be sold to satisfy a claim of any Guaranteed Party hereunder, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Sponsor as provided in paragraph (a) above, each Contributing Guarantor shall indemnify each Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of the Sponsor and all of the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 19, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this paragraph (b) shall be subrogated to the rights of such Claiming Guarantor under paragraph (a) above to the extent of such payment. As used herein, the term “net worth” shall mean, as at any date of determination, the consolidated shareholders’ equity of the Sponsor and the Guarantors, as determined in each case on a consolidated basis in accordance with GAAP.
     SECTION 22. Effect of Amendment and Restatement. This Agreement constitutes an amendment and restatement of the Guaranty Agreement dated as of May 28, 2004 in favor of the Servicer (the “Existing Guaranty Agreement”) and is not, and is not intended by the parties to be, a novation of the Existing Guaranty Agreement. All rights and obligations of the parties shall continue in effect, except as otherwise expressly set forth herein. All references in the Operative Documents to the Guaranty Agreement shall be deemed to refer to and mean this Amended and Restated Guaranty Agreement, as the same may be further amended, supplemented, and restated from time to time.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AARON INVESTMENT COMPANY, as Guarantor
By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Vice President and Treasurer

SUNTRUST BANK, as Servicer
By:	/s/ Mike Smith
	Name:	Mike Smith
	Title:	Director

SCHEDULE I TO THE
SUBSIDIARY GUARANTEE AGREEMENT

Guarantor(s)	Address
Aaron Investment Company	1100 Aaron Building
309 East Paces Ferry Road, NE
Atlanta, GA 30305-2377
Attn: Gil Danielson

ANNEX 1 TO THE
SUBSIDIARY GUARANTY AGREEMENT
     This SUPPLEMENT NO. [ ] (this “Supplement”), dated as of [ ], to the Amended and Restated Guaranty Agreement (the “Guaranty Agreement”) dated as of May 23, 2008, among each of the subsidiaries listed on Schedule I thereto (each such Subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) of AARON RENTS, INC., a Georgia corporation (the “Sponsor”) and SUNTRUST BANK, a Georgia banking corporation, as Servicer (the “Servicer”) for the Participants (as defined in the Loan Facility Agreement referred to below) (the Servicer and the Participants shall hereafter be referred to collectively as the Guaranteed Parties).
     A. Reference is made to the Amended and Restated Loan Facility Agreement and Guaranty, dated as of May 23, 2008 (as amended, supplemented or otherwise modified from time to time, the “Loan Facility Agreement”), among the Sponsor, the lending institutions listed on the signature pages thereto (the “Participants”) and the Servicer.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Loan Facility Agreement.
     C. The Guarantors have entered into the Guaranty Agreement in order to induce the Participants to extend credit to Franchisees of the Sponsor. Pursuant to Section 6.10 of the Loan Facility Agreement, each Domestic Subsidiary of the Sponsor that was not in existence or not a Subsidiary Credit Party on the date of the Loan Facility Agreement is required to enter into the Guaranty Agreement as a Guarantor upon becoming a Domestic Subsidiary. Section 19 of the Guaranty Agreement provides that additional Subsidiaries of the Sponsor may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Sponsor (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Loan Facility Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Participants to make additional Loans and as consideration for Loans previously made.
     Accordingly, the Servicer and the New Guarantor agree as follows:
     SECTION 1. In accordance with Section 19 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

     SECTION 2. The New Guarantor represents and warrants to the Guaranteed Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     SECTION 3. This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Servicer shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Servicer. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.
     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF).
     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Sponsor.
     SECTION 8. The New Guarantor agrees to reimburse the Servicer for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Servicer.

     IN WITNESS WHEREOF, the New Guarantor and the Servicer have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name of New Guarantor]
By:
Name:
Title:
Address:

SUNTRUST BANK, as Servicer
By:
Name:
Title: